EXHIBIT 21.1
The following list sets forth (i) all subsidiaries of Ryder System, Inc. at December 31, 2024, (ii) the state or country of incorporation or organization of each subsidiary, and (iii) the names under which certain subsidiaries do business.

Name of Subsidiary	State or Country of Incorporation or Organization
3241290 Nova Scotia Company	Canada
Associated Ryder Capital Services, Inc.	Florida
Bedford Leasing, LLC	Delaware
Bedford Logistics, LLC	Illinois
Bedford Motor Service, LLC	Illinois
BirchStone Management, LLC	Delaware
Cardinal Holdco, LLC	Delaware
Cardinal Logistics Management Corporation	North Carolina
Cardinal Logistics Risk Retention Group, Inc.	South Carolina
CLH Acquisition Corporation	Delaware
CLH Intermediate Corporation	Delaware
CLH Parent Corporation	Delaware
COOP Technologies, Inc.	Delaware
CRTS Logistica Automotiva S.A.	Brazil
DSJ Acquisition, LLC	Delaware
DSJ West, LLC	Delaware
Enlinx, LLC	Utah
Euroway Vehicle Contracts Limited	England
Euroway Vehicle Engineering Limited	England
Gateway Commerce Logistics, LLC	Delaware
IFS Holdings, LLC	Delaware
IFS SCS Holdings, LLC	Delaware
Impact Freight Management, LLC	Oregon
Impact Fulfillment Services, LLC	Delaware
Impact Transport, LLC	Oregon
Impact Warehouse, LLC	Oregon
Laromark Intermediate Holding Corporation	Delaware
Logistics Resources, LLC	Illinois
Maple Mountain Co-Packers, LLC	Utah
Midwest Warehouse and Distribution System, LLC	Illinois
Network Vehicle Central, LLC	Florida
PLG Holdings, LLC	Delaware
PLG Investments II Holdings, LLC	Delaware
PLG Investments II, Inc.	Delaware
Port Logistics Group, LLC	Delaware
Road Master, Limited	Bermuda
RSI Holding B.V.	Netherlands
RTRC Finance LP	Canada
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RTR Holdings (B.V.I.) Limited	British Virgin Islands
RTR Leasing I, Inc.	Delaware
RTR Next Gen Sales, LLC	Florida
Ryder Asia Pacific Holdings B.V.	Netherlands
Ryder Capital (Barbados) SRL	Barbados
Ryder Canadian Financing US LLC	Delaware
Ryder Capital Ireland Holdings II LLC	Delaware
Ryder Capital Luxembourg Limited, S.A.R.L.	England
Ryder Capital S. de R.L. de C.V.	Mexico
Ryder Claims Services Corporation. (1)	Florida
Ryder Dedicated Logistics, Inc.	Delaware
Ryder de Mexico S. de R.L. de C.V.	Mexico
Ryder do Brasil Ltda.	Brazil
Ryder E-commerce, LLC	Delaware
Ryder Energy Distribution Corporation	Florida
Ryder Europe B.V.	Netherlands
Ryder Freight Brokerage, Inc.	Delaware
Ryder Fuel Services, LLC	Florida
Ryder Funding LP	Delaware
Ryder Funding II LP	Delaware
Ryder Global Services, LLC	Florida
Ryder Holdings Mexico One S. de R.L. de C.V.	Mexico
Ryder Holdings Mexico Two S. de R.L. de C.V.	Mexico
Ryder Holdings Mexico Three S. de R.L. de C.V.	Mexico
Ryder Integrated Logistics, Inc. (2)	Delaware
Ryder Integrated Logistics of California Contractors, LLC	Delaware
Ryder Integrated Logistics of Texas, LLC	Texas
Ryder International Holdings LLC	Delaware
Ryder International, Inc.	Florida
Ryder Last Mile (California) LLC	Delaware
Ryder Last Mile, Inc. (3)	California
Ryder Limited	England
Ryder Logistica Ltda.	Brazil
Ryder Mauritius Holdings, Ltd.	Mauritius
Ryder Mexican Holding B.V.	Netherlands
Ryder Midwest Warehouse LLC	Delaware
Ryder Pension Fund Limited	England
Ryder Puerto Rico, Inc.	Delaware
Ryder Purchasing LLC	Delaware
Ryder Receivable Funding III, LLC	Delaware
Ryder Risk Solutions, LLC	Florida
Ryder Servicios do Brasil Ltda.	Brazil

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Ryder Supply Chain Solutions Canada ULC/Solutions de Chaine D’Approvisionnement Ryder Canada SRI	Canada
Ryder Supply Chain Solutions Puerto Rico, LLC	Delaware
Ryder System Holdings (UK) Limited	England
Ryder Transport Express, LLC	California
Ryder Transportation Solutions, LLC (4) (5)	Delaware
Ryder Truck Rental Holdings Canada Ltd.	Canada
Ryder Truck Rental, Inc. (6) (7) (8)	Florida
Ryder Truck Rental I LLC	Delaware
Ryder Truck Rental II LLC	Delaware
Ryder Truck Rental III LLC	Delaware
Ryder Truck Rental IV LLC	Delaware
Ryder Truck Rental I LP	Delaware
Ryder Truck Rental II LP	Delaware
Ryder Truck Rental Canada Ltd. (9)	Canada
Ryder Truck Rental LT (10)	Delaware
Ryder Vehicle Sales, LLC	Florida
RyderVentures, LLC	Florida
Sistemas Logisticos Sigma S.A.	Argentina
Tandem Transport, L.P.	Georgia
Tech Packaging, LLC	Florida
TPE Acquisition, LLC	Delaware
Translados Americano S. de R.L. de C.V.	Mexico
Transport 100, LLC	Delaware
Whiplash Merchandising, LLC	Delaware

(1)    Name Changed to Ryder Claims Services Corporation – effective 6/4/2024
        Florida, California, Georgia, Indiana, Maine, Michigan, Minnesota, Missouri, New Jersey, Ohio and Texas
        DBA Name Dissolved: New Jersey, Ohio and Texas

(2)    Florida: d/b/a UniRyder
    Delaware, Missouri and Oklahoma: d/b/a Ryder

    Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wisconsin: d/b/a Ryder Freight Brokerage

(3)    Canadian Province – Dissolution:
    Alberta – 8/9/2024
        British Columbia – 8/9/2024
        Ontario – 11/25/2024
        Quebec – 11/25/2024

(4)    Arkansas, California, Colorado, Connecticut, District of Columbia, Florida, Georgia, Hawaii, Illinois, Iowa, Louisiana, Maine, Maryland, Massachusetts, Minnesota, Montana, Nebraska, New Jersey, New Mexico, North Carolina, South Dakota, Texas, Virginia, Washington and Wyoming: d/b/a Ryder Transportation Services

(5)    Arizona, Arkansas, California, Colorado, Connecticut, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kentucky, Louisiana, Maryland, Massachusetts, Mississippi, Montana, Nebraska, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Pennsylvania, Rhode Island, South Dakota, Tennessee, Texas, Vermont, Virginia and Wyoming: d/b/a Ryder
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(6)    Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming: d/b/a Ryder Transportation Services

(7)    Alabama, Arizona, Arkansas, California, Florida, Georgia, Indiana, Kansas, Kentucky, Louisiana, Maryland, Mississippi, New Jersey, New Mexico, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas and Washington: d/b/a Torque By Ryder

(8)    Florida: d/b/a Florida
    Maryland and Virginia: d/b/a Ryder/Jacobs
        Michigan: d/b/a Atlas Trucking, Inc.
        Michigan: d/b/a Ryder Atlas of Western Michigan
        Texas: d/b/a DSC Truck Services

(9)    French Name: Location de Camions Ryder du Canada Ltee
        Canadian Province: Alberta, British Columbia, Manitoba, Nova Scotia, Ontario, Quebec
            DBA:    Ryder Integrated Logistics,
                Ryder Dedicated Logistics,
                Ryder Canada

(10)    Alabama and Iowa: d/b/a Ryder Truck Rental LT Corp
    Connecticut: d/b/a Ryder Truck Rental LT, LLT
    Missouri: d/b/a Ryder Truck Rental, Inc; Ryder Truck Rental Inc. d/b/a Ryder Truck Rental LT
    Nevada: d/b/a Ryder Truck Rental LT Business Trust
    New Hampshire: d/b/a Ryder Truck Rental Leasing Trust
    Rhode Island: d/b/a Ryder Truck Rental LT Co.
    South Dakota: d/b/a Ryder Truck Rental Leasing Trust
    Texas: d/b/a Ryder Vehicle Rental LT, LLC
    Vermont: d/b/a Ryder Truck Rental Leasing Trust
    West Virginia: d/b/a Ryder Truck Rental Leasing Trust
    Wyoming: d/b/a Ryder Truck Rental LT Statutory Trust
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